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                                                                   EXHIBIT 10.10

               ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

     THIS AGREEMENT made and entered this 1st day of April 1998, by and BETWEEN ZD COMDEX & FORUMS INC., a subsidiary of ZD Inc., Delaware corporation having a principal place of business at 300 First Avenue, Needham, Massachusetts ("ZDCF") and SOFTBANK FORUMS KK, a Japanese corporation having a principal place of business at 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo, 103 Japan (the "Company").

     WHEREAS, the Company is in the business of managing and organizing trade shows and seminars within Japan; and WHEREAS, the parties hereto wish to enter into this Accounting and Administrative Services Agreement (the "Agreement"), pursuant to which ZDCF will provide certain accounting, administrative and support services to the Company in connection with sales of exhibit space, conference programs and related products and services made by the Company, relating to the Company's trade shows known as "COMDEX/ Japan", "NetWorld +
                                               ----------------------------
Interop Tokyo", "Windows NT Intranet Solutions Tokyo", "Seybold Seminars Tokyo",
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"Object World Japan" and still-to-be-determined "New Business" events, to be
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held by the Company in greater Tokyo area, Japan (the "Events"). The term
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"Territory" used in this agreement relates to Japan.

     NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

  Scope of Services. The Company hereby employs ZDCF to provide, through
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  employees of ZDCF or its affiliates, the following described services. The commencement date for such services shall be as of January 1, 1998.

  a) Accounting and Record-Keeping Services. ZDCF will provide to the Company
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     all of the following accounting and record-keeping services with respect to sales of exhibit space, seminar programs and related products and services made by ZDCF outside the Territory relating to the Events.

  b) Accounts Payable: processing all invoices related to U.S.-source expenses,
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     charging the proper accounts, preparing checks, paying outstanding invoices;

  .  Invoicing: pricing support, preparing and mailing invoices;
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  .  Accounts Receivable: maintaining records of billings and collections;
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  .  Books and Records: review and assistance to the Company in the
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     maintenance of financial and other books and records;
  .  General Ledger Consolidation: assistance in general ledger consolidations
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     of show accounts (to produce consolidated Event statements);
  .  Audit: periodic internal audits, performed by ZDCF's internal audit staff.
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 (b) Data Processing and Management Information Services. ZDCF will provide all
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     data processing systems required to support sales made by the Company in the United States related to the Show, including computer operations, data input, systems and programming - and technical support.

 (c) Personnel. On an as-needed basis, ZDCF shall temporarily assign to the
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     Company certain of its employees to perform administrative work directly related to sales made by ZDCF on behalf of the Company in the United States relating to the Events. Such persons shall remain employees of ZDCF during the term of such services to the Company.
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2.   Relationship of the Parties. It is agreed that each of the parties is and
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     shall remain an independent contractor and nothing contained in this
     Agreement shall be construed to constitute either party as an agent or employee of the other. This Agreement does not constitute and shall not construed as constituting a partnership or a joint-venture. The authority of ZDCF is limited to the performance of the functions as set forth in this Agreement. Neither party shall have any authority to make any agreement or incur any liability on behalf of the other party.

3.   Charges for Services. In consideration for the furnishing by ZDCF of the
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     services to be provided hereunder, the Company shall pay to ZDCF a sum equal to twenty five percent (25%) of all monies collected in the United States on account of sales made by ZDCF for exhibit space and related products in the Company's Events.

4.   Term. This Agreement shall have an indefinite term, but, in any event,
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     shall be co-terminous with the "Agreement to Produce COMDEX/Japan, NetWorld
     + Interop Japan, Windows NT Intranet Solutions Tokyo, Seybold Seminars Tokyo, and Object World Japan" of even date herewith and shall terminate immediately upon termination of such agreement.

5.   Entire Agreement. This Agreement constitutes the entire agreement between
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     the parties with respect to services described herein to be provided by
     ZDCF to the Company with respect to the Events, and may not be modified or amended except by a writing duly signed by the authorized representatives of the parties hereto.

6.   Governing Law. This Agreement shall be governed by and construed in
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     accordance with the laws of the State of New York, USA.

     IN WITNESS WHEREOF, ZDCF and the Company have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

     WITNESS:                                   ZD COMDEX & FORUMS Inc.


     ___________________                        By:  _______________________
     Christopher Nazar                               Charles D. Forman
     International Controller                        Chief Legal Officer


                                                SOFTBANK Forums KK


     _________________                          By:  ___________________
     Masakuni Takada                                 Hiroyuki Sugano
     Controller                                      Vice President